1 EQUITY LIFESTYLE PROPERTIES, INC. CHANGE IN CONTROL SEVERANCE PLAN ARTICLE I PURPOSE This Change in Control Severance Plan has been established by the Company on July 28, 2026 (the “Effective Date”) to provide certain key employees of the Company with the opportunity to receive severance protection in connection with a change in control transaction. The Plan is primarily intended (i) to help retain participating key employees, (ii) to provide appropriate protection that facilitates acting in the interest of the Company’s stakeholders in the event of a possible or actual change in control of the Company and (iii) to provide economic security to eligible key employees in the event of certain qualifying terminations of employment. Capitalized terms used but not otherwise defined herein have the meanings set forth in Article VII. ARTICLE II COORDINATION WITH OTHER ENTITLEMENTS; NO DUPLICATION OF SEVERANCE ENTITLEMENTS Section 2.01 Each Participant who incurs a termination of employment, whether or not such termination is a Qualifying Termination, shall remain entitled to any benefits to which he or she would otherwise be entitled under the terms and conditions of the Company’s tax-qualified retirement plans and non-qualified deferred compensation plans and nothing contained in the Plan is intended to waive or relinquish the Participant’s vested rights in such benefits. Section 2.02 Any severance benefits payable to a Participant under the Plan shall not be counted as compensation for purposes of determining benefits under any other benefit policies or plans of the Company, except to the extent expressly provided therein. Section 2.03 Severance entitlements under the Plan are in lieu of, and not in addition to, severance entitlements that otherwise would be owed in respect of a Qualifying Termination under any other Severance Arrangement. As a condition to participation in the Plan and the right to receive any severance payments or benefits under the Plan, each Participant acknowledges and agrees that, notwithstanding anything to the contrary in any Severance Arrangement or other plan, policy or agreement, if a Participant experiences a Qualifying Termination that entitles the Participant to the severance compensation and benefits pursuant to Section 3.02 below, he or she shall not be entitled to any other severance payments or benefits in connection with such Qualifying Termination under any other Severance Arrangement. For avoidance of doubt, a Participant’s entitlement to severance under the Plan shall not affect the Participant’s entitlement to a retention, change in control or similar bonus or entitlement under a Retention Arrangement.

2 ARTICLE III SEVERANCE Section 3.01 Accrued Compensation. If a Participant’s employment with the Company terminates for any reason (whether or not such termination is a Qualifying Termination), the Company shall provide (or cause to be provided to) the Participant the Participant’s Accrued Compensation; provided that the amounts described in (b) below shall not be paid in the event the Participant’s employment is terminated by the Company for Cause or by the Participant without Good Reason. Accrued Compensation consisting of any (a) accrued but unpaid salary and/or accrued but unused paid time off shall be paid to the Participant on the first payroll date following the Qualifying Termination, (b) cash incentive bonus earned by the Participant in respect of the most recent completed fiscal year preceding the Qualifying Termination, but not paid to the Participant as of the Qualifying Termination Date, shall be paid to the Participant at the same time such bonuses are paid to active employees and (c) vested employee benefits to which the Participant is entitled as of the Qualifying Termination shall be paid in accordance with the terms of the applicable employee benefit plan. For avoidance of doubt, this Section 3.01 is intended to clarify that a Participant remains entitled to any Accrued Compensation whether or not the Participant becomes entitled to severance under the Plan. This Section 3.01 is not intended, and will not be interpreted, to provide any duplication of any entitlement the Participant may have to Accrued Compensation under applicable law or any other plan, policy or agreement of or with the Company or an Affiliate. Section 3.02 Qualifying Termination. (a) Severance. If a Participant incurs a Qualifying Termination, the Company shall provide (or cause to be provided to) the Participant the following, subject to the Participant’s execution and non-revocation of a General Release and Restrictive Covenant Agreement: (i) a lump sum cash payment equal to the product of (A) the applicable Severance Multiple and (B) the sum of the Participant’s Base Salary and Target Annual Bonus; (ii) a lump sum cash payment equal to the product of (A) the Target Annual Bonus and (B) a fraction, the numerator of which is the number of days elapsed in the calendar year in which occurs the Qualifying Termination, through and including the Qualifying Termination Date, and the denominator of which is 365; and (iii) Benefit Continuation (as defined in Section 3.02(c) below) during the Benefit Continuation Period (or, if applicable, the payments described in Section 3.02(c)); and (b) Timing and Form of Payments and Vesting. Subject to Section 6.12, the payments described in Sections 3.02(a)(i) and (ii) shall be made within sixty (60) days following the Qualifying Termination Date. (c) Benefit Continuation. For purposes of this Plan, “Benefit Continuation” means that the Company shall provide (or cause to be provided) continued participation by the Participant and his or her eligible dependents in the health, dental and vision benefit plans in which the Participant participated immediately prior to the Qualifying Termination (or, if more favorable,

3 immediately before the Change in Control or an event giving rise to Good Reason termination rights) on the same basis (and cost) as the Participant and his or her eligible dependents were participating immediately prior to the Qualifying Termination (or, if more favorable, immediately before the Change in Control or an event giving rise to Good Reason termination rights) if possible under the terms of such benefit plans; provided, that if the provision of such continued benefits is not possible under the terms of such benefit plans or if the Company determines that the provision of such Benefit Continuation would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code, or otherwise result in adverse tax consequences or violate applicable law (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then, in lieu of providing the coverage described above, the Company will instead pay fully taxable cash payments in substantially equal installments for the remaining Benefit Continuation Period in accordance with the Company’s or Affiliate’s (as applicable) normal payroll schedule (subject to Section 6.12) in an amount equal to the product of (i) the applicable premium for such health, dental and/or vision benefit (less any amount the Participant would have paid as an active employee for such coverage) and (ii) the number of months in the Benefit Continuation Period. Benefit Continuation shall be provided concurrently with any health care benefit required under COBRA. Section 3.03 Notice of Termination. After a Change in Control and during the Covered Period, any purported termination of the Participant’s employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto. Notices and all other communications provided for hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the most recent address shown in the personnel records of the Company and, if to the Company, to the address set forth in Section 4.01, or to such other address as either party may have furnished to the other in writing in accordance herewith. For purposes of this Plan, a “Notice of Termination” shall mean a notice which shall (i) indicate the specific termination provision in this Plan relied upon and (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provision so indicated. Section 3.04 Equity Awards. Upon a Qualifying Termination, 100% of Participant’s outstanding equity awards, if any, shall be accelerated and deemed fully vested immediately upon the Qualifying Termination; provided that, if applicable, performance-based equity awards shall vest at the greater of “target” and “actual” levels of performance if performance is determinable upon the Qualifying Termination and, if not determinable, then such performance-based equity awards shall vest at “target” levels of performance. For clarity, if no such “target” levels of performance are defined in the applicable equity award agreement, then the equity award shall vest in full. ARTICLE IV CLAIMS PROCEDURES Section 4.01 Initial Claims. A Participant who believes he or she is entitled to a payment under the Plan that has not been received may submit a written claim for benefits to the

4 Plan within one hundred and 120 days after the Participant’s Qualifying Termination Date. Claims should be addressed and sent to: Equity LifeStyle Properties, Inc. 2 North Riverside Plaza, Suite 800 Chicago, IL, 60606 Attention: Chief Legal Officer If the Participant’s claim is denied, in whole or in part, the Participant shall be furnished with written notice of the denial within 90 days after the Administrator’s receipt of the Participant’s written claim, unless special circumstances require an extension of time for processing the claim, in which case a period not to exceed 180 days shall apply. If such an extension of time is required, written notice of the extension shall be furnished to the Participant before the termination of the initial 90-day period and shall describe the special circumstances requiring the extension, and the date on which a decision is expected to be rendered. If written notice of denial of the claim for benefits is not furnished within the specified time, the claim shall be deemed to be denied. The Participant shall then be permitted to appeal the denial in accordance with Section 4.02 below. Written notice of the denial of the Participant’s claim shall contain the following information: (a) the specific reason or reasons for the denial of the Participant’s claim; (b) references to the specific Plan provisions on which the denial of the Participant’s claim was based; (c) a description of any additional information or material required by the Administrator to reconsider the Participant’s claim (to the extent applicable) and an explanation of why such material or information is necessary; and (d) a description of the Plan’s review procedures and time limits applicable to such procedures, including a statement of the Participant’s right to bring a civil action under Section 502(a) of ERISA following a benefit claim denial on review. Section 4.02 Appeal of Denied Claims. If the Participant’s claim is denied (or deemed denied) and he or she wishes to submit a request for a review of the denied claim, the Participant or his or her authorized representative must follow the procedures described below: (a) Upon receipt of the denied claim, the Participant (or his or her authorized representative) may file a request for review of the claim in writing with the Administrator. This request for review must be filed no later than 60 days after the Participant has received written notification of the denial (or no later than 60 days after the claim is deemed denied). (b) The Participant has the right to submit in writing to the Administrator any comments, documents, records or other information relating to his or her claim for benefits. (c) The Participant has the right to be provided with, upon request and free of charge, reasonable access to and copies of all pertinent documents, records and other information that is relevant to his or her claim for benefits.

5 (d) A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the Participant feels are pertinent. (e) The review of the denied claim shall take into account all comments, documents, records and other information that the Participant submitted relating to his or her claim, without regard to whether such information was submitted or considered in the initial denial of his or her claim. (f) The Administrator may require the Participant to submit additional facts, documents or other material as he or she may find necessary or appropriate in making his or her review. Section 4.03 Administrator’s Response to Appeal. The Administrator shall provide the Participant with written notice of its decision within 60 days after the Administrator’s receipt of the Participant’s written claim for review. There may be special circumstances which require an extension of this 60-day period. In any such case, the Administrator shall notify the Participant in writing within the 60-day period and the final decision shall be made no later than 120 days after the Administrator’s receipt of the Participant’s written claim for review. This notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Administrator is to render his or her decision on review. The Administrator’s decision on the Participant’s claim for review shall take into account all comments, documents, records and other information submitted by the applicant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, shall be communicated to the Participant in writing and shall clearly state: (a) the specific reason or reasons for the denial of the Participant’s claim; (b) reference to the specific Plan provisions on which the denial of the Participant’s claim is based; (c) a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, the Plan and all documents, records and other information relevant to his or her claim for benefits; and (d) a statement describing the Participant’s right to bring an action under Section 502(a) of ERISA. Section 4.04 Exhaustion of Administrative Remedies. The exhaustion of these claims procedures is mandatory for resolving every claim and dispute arising under the Plan. As to such claims and disputes: (a) no claimant shall be permitted to commence any legal action to recover benefits or to enforce or clarify rights under the Plan under Section 502 or Section 510 of ERISA or under any other provision of law, whether or not statutory, until these claims procedures have been exhausted in their entirety; and (b) in any such legal action, all explicit and implicit determinations by the Administrator (including, but not limited to, determinations as to whether the claim, or a request

6 for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law. ARTICLE V ADMINISTRATION, AMENDMENT AND TERMINATION Section 5.01 Administration. Except for such rights, powers or authority that the Plan expressly delegates to the Board, the Administrator has the exclusive right, power and authority, in its sole and absolute discretion, to administer and interpret the Plan. The Administrator has all powers reasonably necessary to carry out its responsibilities under the Plan including (but not limited to) the sole and absolute discretionary authority to: (a) administer the Plan according to its terms and to interpret Plan policies and procedures; (b) resolve and clarify inconsistencies, ambiguities and omissions in the Plan and among and between the Plan and other related documents; (c) take all actions and make all decisions regarding questions regarding entitlement to benefits and benefit amounts; (d) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; (e) process and approve or deny all claims for benefits; and (f) decide or resolve any and all questions, including benefit entitlement determinations and interpretations of the Plan, as may arise in connection with the Plan. The decision of the Administrator on any disputes arising under the Plan, including (but not limited to) questions of construction, interpretation and administration shall be final, conclusive and binding on all persons having an interest in or under the Plan. The Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate. Any such delegation shall be in writing. Questions regarding eligibility shall be determined by the Board. Section 5.02 Amendment and Termination. The Plan may be amended or terminated by the Board at any time prior to a Change in Control. Without the express written consent of an affected Participant, the Plan may not be amended or terminated during the Covered Period or following such Participant’s Qualifying Termination. The form of General Release and Restrictive Covenant Agreement may not be amended or modified in any material respect after a Change in Control without the express written consent of the affected Participant(s). For clarity, an individual may not be removed as a Participant (or changed from being a Tier I Participant to Tier II Participant) on or after the date of a Change in Control without the individual’s express written consent.

7 ARTICLE VI GENERAL PROVISIONS Section 6.01 At-Will Employment. The Plan does not alter the status of each Participant as an at-will employee of the Company. Nothing contained herein shall be deemed to give any Participant the right to remain employed by the Company or to interfere with the rights of the Company to terminate the employment of any Participant at any time, with or without Cause. Section 6.02 Application of ERISA. The Plan is not intended to be included in the definitions of “employee pension benefit plan” or “pension plan” set forth under Section 3(2) of ERISA. The Plan is intended to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2510.3-2(b). Notwithstanding the foregoing, if and to the extent that the Plan is deemed to be an “employee pension benefit plan” or “pension plan” as set forth under Section 3(2) of ERISA, then the Plan is intended, for all purposes under ERISA, to constitute a plan that is unfunded and maintained by the Company primarily for the purposes of providing deferred compensation for a select group of management or highly compensated employees. This document serves as both the formal Plan document and the summary plan description. Additional Plan Information: Name of Plan: Equity LifeStyle Properties, Inc. Change in Control Severance Plan, which is a component of the Equity LifeStyle Properties, Inc. Group Insurance Plan Sponsor: Equity LifeStyle Properties, Inc. 2 North Riverside Plaza, Suite 800 Chicago, IL, 60606 Plan Administrator: The Administrator is the Plan administrator. The business address and telephone number of the Administrator are: 2 North Riverside Plaza, Suite 800, Chicago, IL, 60606; Telephone 312-279-1400 Employer Identification Number: 36-3857664 Plan Number 501 Plan Year: Calendar year Plan Costs: The costs of the Plan are paid by the Company. Type of Administration: Self-administration by the Administrator Section 6.03 Mitigation. Except as provided in the definition of Benefit Continuation Period, the amount of any payment or benefit provided for in this Plan shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the Company, or otherwise. Section 6.04 Severability. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan. If any

8 provision of the Plan is held by a court of competent jurisdiction to be illegal, invalid, void or unenforceable, such provision shall be deemed modified, amended and narrowed to the extent necessary to render such provision legal, valid and enforceable, and the other remaining provisions of the Plan shall not be affected but shall remain in full force and effect. Section 6.05 Headings and Subheadings; Gender. Headings and subheadings contained in the Plan are intended solely for convenience and no provision of the Plan is to be construed by reference to the heading or subheading of any section or paragraph. References in this Plan to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Section 6.06 Unfunded Obligations. The amounts to be paid to Participants under the Plan are unfunded obligations of the Company. The Company is not required to segregate any monies or other assets from its general funds with respect to these obligations. Participants shall not have any preference or security interest in any assets of the Company other than as a general unsecured creditor. Section 6.07 Successors. The Plan shall be binding upon any successor to the Company or its assets, businesses or interest (whether as a result of the occurrence of a Change in Control or otherwise), in the same manner and to the same extent that the Company would be obligated under the Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by the Plan, the Company shall require any successor to the Company to expressly assume the Plan in writing and honor the obligations of the Company hereunder, in the same manner and to the same extent that the Company would be required to perform if no succession had taken place. All payments and benefits that become due to a Participant under the Plan shall inure to the benefit of his or her heirs, assigns, designees or legal representatives. Section 6.08 Transfer and Assignment. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate or otherwise encumber, transfer, hypothecate or convey any amounts payable under the Plan prior to the date that such amounts are paid, except that, in the case of a Participant’s death, such amounts shall be paid to the Participant’s beneficiaries. Section 6.09 Waiver. Any party’s failure to enforce any provision or provisions of the Plan shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of the Plan. Section 6.10 Governing Law; Venue. To the extent not pre-empted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Maryland without regard to conflicts of law principles. Any action or proceeding to enforce the provisions of the Plan will be brought only in the United States District Court for the District of Maryland, or, in the event such jurisdiction is not available, any of the appropriate courts of the State of Maryland, and each party consents to the venue and jurisdiction of such court. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

9 Section 6.11 Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation. Section 6.12 Section 409A. The intent of the Company and the Participants is that payments and benefits under this Plan be exempt from, or comply with, Section 409A of the Code, and accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in accordance therewith. Notwithstanding anything contained herein to the contrary, a Participant shall not be considered to have terminated employment with the Company for purposes of any payments under this Plan which are subject to Section 409A of the Code until the Participant would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code, and any payments described in this Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six (6)-month period immediately following a Participant’s separation from service shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or, if earlier, death). To the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts reimbursable to the Participant under this Plan shall be paid to the Participant on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided) during any one year may not effect amounts reimbursable or provided in any subsequent year. Notwithstanding anything set forth herein to the contrary, (a) if any payments hereunder could occur in one of two calendar years as a result of being dependent upon the general release of claims becoming non- revocable, then, to the extent required to avoid penalties under Section 409A of the Code, such payments shall commence or be made on the first regularly scheduled payroll date of the Company, following the date the general release of claims becomes non-revocable, that occurs in the second of such two calendar years and (b) to the extent any severance payable to a Participant as a result of the Participant’s termination of employment under another plan or agreement covering a Participant would constitute deferred compensation under Section 409A of the Code if the Participant were to become entitled to such severance, then to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the portion of the benefits payable hereunder equal to such other amount shall instead be provided in the form set forth in such other plan or agreement. The Company makes no representation that any or all of the payments described in this Plan shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code. Section 6.13 Section 280G. (a) If it shall be determined by the Accounting Firm that any Payment to a Participant would be subject to the Excise Tax, the Accounting Firm shall determine whether to

10 reduce the Payments to such Participant so that the Value of the aggregate Payments to such Participant equals the Safe Harbor Amount. The Payments shall be so reduced only if the Accounting Firm determines that the Participant would have a greater Net After-Tax Benefit if the Participant’s Plan Payments were so reduced. If, instead, the Accounting Firm determines that the Participant would have a greater Net After-Tax Benefit if the Participant’s Payments were not so reduced, the Participant shall receive all Payments to which the Participant is entitled. For the avoidance of doubt, each Participant shall be responsible for the payment of all taxes, interest and penalties owed on all amounts paid to him or her hereunder (including any taxes, interest and penalties under Section 4999 of the Code or Section 409A), and neither the Company nor any of its Affiliates shall have any obligation to indemnify, gross-up or otherwise hold the Participant harmless from any or all of such taxes, interest or penalties. (b) If the Accounting Firm determines that the Payments payable to a Participant should be reduced pursuant to this Section 6.13, the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 6.13 shall be binding upon the Company and the Participant. The reduction of Payments hereunder, if applicable, shall be made in the following order (unless otherwise agreed to in writing by the Company and the Participant): (i) payments that are payable in cash the full amount of which are treated as parachute payments under Treasury Regulation Section 1.280G-1, Q&A 24(a) shall be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments and benefits due in respect of any equity awards the full amount of which are treated as parachute payments under Treasury Regulation Section 1.280G-1, Q&A 24(a), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24), shall next be reduced; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with amounts that are payable last reduced first, shall next be reduced; (iv) payments and benefits due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24), shall next be reduced; and (v) all other non-cash benefits not otherwise described in clauses (ii) or (iv) shall be next reduced pro-rata. All fees and expenses of the Accounting Firm pursuant to this Section 6.13 shall be borne solely by the Company. (c) If the Participant receives reduced Payments by reason of this Section 6.13 and it is established pursuant to a determination of a court of competent jurisdiction, which determination is not subject to review or as to which the time to appeal such determination has expired, or pursuant to an Internal Revenue Service proceeding, that the Participant could have received a greater amount without resulting in any Excise Tax, then the Company shall thereafter pay, or cause to be paid, to the Participant the aggregate additional amount which could have been paid without resulting in any Excise Tax as soon as reasonably practicable. (d) The following terms shall have the following meanings for purposes of this Section 6.13. (i) “Accounting Firm” shall mean the public accounting firm or a consulting or advisory firm specializing in Section 280G of the Code that is designated by the Board or the Committee prior to a Change in Control.

11 (ii) “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax. (iii) “Net After-Tax Benefit” shall mean the aggregate Value of all Payments to a Participant, net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code and under all other applicable federal, state and local income and employment tax laws, as determined by the Accounting Firm. (iv) A “Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Participant, whether paid or payable pursuant to this Plan or otherwise. (v) A “Plan Payment” shall mean any Payment payable pursuant to this Plan. (vi) “Safe Harbor Amount” shall mean the greatest amount of Payments that can be paid to a Participant that would not result in the imposition of the Excise Tax upon the Participant if the Accounting Firm determines to reduce Payments to the Participant pursuant to this Section 6.13. (vii) “Value” of a Payment shall mean the economic present value of a Payment as of the date of the Change in Control (or such other date as required pursuant to Section 280G), as determined by the Accounting Firm pursuant to Section 280G of the Code using the discount rate required by Section 280G(d)(4) of the Code. ARTICLE VII DEFINITIONS “Accrued Compensation” means in respect of any Participant: (i) Base Salary accrued by the Participant through, but not paid to the Participant as of, the Qualifying Termination Date, (ii) paid time off accrued by the Participant through, but not used by the Participant as of, the Qualifying Termination, (iii) any annual cash incentive or bonus earned by the Participant in respect of the most recent completed fiscal year preceding the Qualifying Termination, but not paid to the Participant as of the Qualifying Termination Date and (iv) any vested employee benefits to which the Participant is entitled as of the Qualifying Termination Date under any employee benefit plan of the Company. “Administrator” means the Committee or its delegate. “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. “Base Salary” means the Participant’s annual base salary as in effect immediately prior to the Qualifying Termination Date (disregarding for this purpose any reduction in annual base salary that occurs on or after the date of a Change in Control and with respect to which the Participant did not consent).

12 “Beneficial Owner” has the meaning defined in Rule 13d-3 under the Exchange Act. “Benefit Continuation” has the meaning set forth in Section 3.02(c). “Benefit Continuation Period” means the period commencing on the Qualifying Termination Date and ending upon the earlier to occur of (i) completion of 24 months and (ii) the date on which the Participant becomes eligible to receive coverage on terms that are no less favorable from another employer. “Board” means the Board of Directors of the Company. “Cause” shall have the meaning set forth in a Participant’s offer letter, employment or similar agreement with the Company or an Affiliate, provided that if the Participant is not a party to any such employment or similar agreement or such employment or similar agreement does not contain a definition of Cause, then Cause shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or other Affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any other Affiliate; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment, consulting, confidentiality, intellectual property, or non-competition agreement (if any) with the Company, its Subsidiaries, or any other Affiliate; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company, its Subsidiaries, or any other Affiliate; or (viii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company, its Subsidiaries or any other Affiliate if required by the Participant’s employment agreement. “CEO” means the Chief Executive Officer of the Company from time to time. “Change in Control” means that the event set forth in any one of the following paragraphs shall have occurred: (i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any director, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, either in a single transaction or in a series of transactions, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding common shares (in either such case other than as a result of an acquisition of securities directly from the Company); or (ii) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, common shares representing in the aggregate 50% or more

13 of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the combined voting power of the securities of the Company immediately prior to such consolidation or merger; or (iii) (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale, lease, exchange or other transfer by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company’s combined voting power immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (iv) the Incumbent Directors cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director, but any such director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Directors shall not be deemed to be an Incumbent Director. Notwithstanding the foregoing, to the extent necessary to avoid the imposition of adverse taxation under Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company, as determined under Treasury Regulation Section 1.409A-3(i)(5). “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder. “Committee” means the Compensation, Nominating and Corporate Governance Committee of the Board. “Company” means Equity LifeStyle Properties, Inc., Inc., a Maryland corporation, and any successor entity and each reference to the Company herein shall also include any Subsidiaries of the Company unless the context clearly otherwise requires. For avoidance of doubt, the term “Company” in the definition of Change in Control shall mean only Equity LifeStyle Properties, Inc. or any successor entity. “Covered Period” means the period of time beginning on the date of a Change in Control and continuing through the two-year anniversary of the date of the Change in Control. “Disability” means a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 180 consecutive days.

14 “Effective Date” has the meaning set forth in Article I. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Any reference to a section of ERISA shall be deemed to include a reference to any regulations promulgated thereunder. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. “General Release and Restrictive Covenant Agreement” means a general release agreement containing confidentiality, non-competition, non-solicitation and such other restrictive covenants as determined by the Company to the extent enforceable under applicable law, the form of which shall be approved by the Company prior to the occurrence of a Change in Control. “Good Reason” shall have the meaning set forth in a Participant’s offer letter, employment or similar agreement with the Company or an Affiliate, provided that if the Participant is not a party to any such employment or similar agreement or such employment or similar agreement does not contain a definition of Good Reason, means, in each case without the Participant’s consent, (i) a diminution in the Participant’s base salary or annual bonus opportunity, (ii) a material diminution in the Participant’s title, authority, duties or responsibilities, (iii) a change of more than 30 miles in the geographic location at which the Participant must perform his/her services for the Company, (iv) a material breach by the Company of any material written agreement between the Participant and the Company or (v) the failure of any successor to expressly assume and agree to perform this Plan in accordance with Section 6.07 hereof. The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder; provided, however, none of these events or conditions shall constitute Good Reason unless: (x) the Participant provides the Company with written objection to the event or condition within 60 days following the date the Participant becomes first becomes aware of such event or condition; (y) the Company does not reverse or otherwise cure the event or condition within 30 days of receiving that written objection; and (z) the Participant terminates his or her employment within 30 days following the expiration of such 30-day cure period. “Incumbent Directors” means the members of the Board at the beginning of any consecutive 24-calendar-month period. “Notice of Termination” shall have the meaning set forth in Section 3.03. “Participant” means the individuals identified as Tier I Participants and Tier II Participants, as defined below. “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof. “Plan” means this Equity LifeStyle Properties, Inc. Change in Control Severance Plan, as may be amended and/or restated from time to time. “Qualifying Termination” means the termination of a Participant’s employment during the Covered Period either by the Company or an Affiliate without Cause (and not due to the

15 Participant’s death or Disability) or by the Participant for Good Reason. For the avoidance of doubt, a termination of a Participant’s employment due to the Participant’s death or Disability shall not constitute a Qualifying Termination. “Qualifying Termination Date” means the date on which a Participant incurs a Qualifying Termination. “Retention Arrangement” means any cash or equity-based bonus or incentive that becomes payable or vests based on continued services through one or more specified dates or events or upon a change in control or similar transaction. “Severance Arrangement” means any severance plan (other than the Plan) or policy maintained by the Company or an Affiliate and any offer letter or employment, severance or similar agreement with the Company or an Affiliate that provides for the payment or provision of severance payments and/or benefits. “Severance Multiple” means (i) 3 in the case of a Tier I Participant and (ii) 2 in the case of a Tier II Participant. “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof. “Target Annual Bonus” means a Participant’s “target” annual cash incentive or bonus opportunity in the year in which the Qualifying Termination Date occurs (disregarding for this purpose any reduction in such target opportunity that occurs on or after the date of a Change in Control and with respect to which the Participant did not consent). If a Participant’s “target” annual cash incentive or bonus opportunity has not been established for the year in which the termination occurs, the Participant’s Target Annual Bonus for purposes of the Plan shall be the Participant’s “target” annual cash incentive or bonus opportunity for the prior year. For avoidance of doubt, a Participant’s Target Annual Bonus does not include any bonus or incentive under any Retention Arrangement. “Tier I Participants” means the CEO. “Tier II Participants” means the Company’s President (if such individual is not also serving as the CEO) and each individual serving as an Executive Vice President of the Company.